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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                  JULY 8, 1998

                           QUEEN SAND RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


         STATE OF DELAWARE                      0-21179                             75-2615565
     (State of incorporation)            (Commission File No.)           (IRS Employer Identification No.)


                                 3500 OAK LAWN
                               SUITE 380, LB #31
                           DALLAS, TEXAS  75219-4398
              (Address of principal executive offices) (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (214) 521-9959


                                   NO CHANGE
          (Former name or former address, if change since last report)

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ITEM 5.  OTHER EVENTS

                                    GENERAL

         On July 8, 1998, Queen Sand Resources, Inc., a Delaware corporation (the "Company"), completed a private placement (the "Note Offering") of $125,000,000 principal amount of its 12 1/2% Senior Notes due 2008 (the "Notes"). In addition, on July 8, 1998 and July 20, 1998, the Company completed private placements of Common Stock (collectively, the "Private Equity Placements," and, together with the Note Offering, the "Offerings").

         The net proceeds received by the Company from the Offerings completed on July 8, 1998 of approximately $144.5 million and on July 20, 1998 of approximately $6.9 million were used to repay indebtedness outstanding under the Company's Amended and Restated Credit Agreement, dated as of April 17, 1998, as amended (the "Credit Agreement"), with Bank of Montreal, as Agent, and certain lenders thereunder and to repay indebtedness outstanding under the Variable Rate Senior Subordinated Debt Bridge Note Purchase Agreements and the Variable Rate Subordinated Equity Bridge Note Purchase Agreements, each dated as of April 17, 1998. Substantially all of this indebtedness was incurred to fund the Company's acquisition of net revenue interests and royalty interests in producing oil and natural gas properties from certain trusts managed by J.P. Morgan Investments. Immediately following such repayments, the amount of indebtedness outstanding under the Credit Agreement was $10.3 million.


                               THE NOTE OFFERING

GENERAL

         Pursuant to the Note Offering, the Company issued and sold the Notes to certain institutional buyers pursuant to Rules 144A and Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Notes mature on July 1, 2008, and interest on the Notes is payable semiannually on January 1 and July 1 of each year, commencing January 1, 1999 at the rate of 12 1/2% per annum. The payment of the Notes is guaranteed (the "Subsidiary Guarantees") by the Company's three operating subsidiaries (the "Subsidiary Guarantors"). Initially capitalized terms used but not defined in this section "The Note Offering" have the meanings ascribed to them in the Indenture, dated as of July 1, 1998, among the Company, the Subsidiary Guarantors and Harris Trust and Savings Bank, as trustee, filed as Exhibit 4.1 to this Report on Form 8-K and incorporated by reference herein.

RANKING

         The Notes are senior unsecured obligations of the Company. The Notes rank pari passu with any existing and future unsubordinated indebtedness of the Company, but are effectively subordinated to the rights of holders of secured unsubordinated indebtedness of the Company to the extent of the value of the collateral securing such indebtedness. The Notes rank senior to all unsecured subordinated indebtedness of the Company.

SUBSIDIARY GUARANTEES

         The Notes are jointly, severally and unconditionally guaranteed by each of the existing and future Restricted Subsidiaries of the Company. The Subsidiary Guarantees are senior unsecured obligations of the Subsidiary Guarantors and rank pari passu with any existing and future unsubordinated indebtedness of the Subsidiary Guarantors, but are effectively subordinated to the rights of holders of secured unsubordinated indebtedness of the Subsidiary Guarantors to the extent of the value of the collateral securing such indebtedness.

OPTIONAL REDEMPTION

         The Notes are redeemable at the option of the Company, in whole or in part, at any time on and after July 1, 2003, at the redemption prices set forth therein, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. Furthermore, prior to July 1, 2001, up to 20% of the aggregate principal amount of the Notes originally issued may be redeemed from time to time at the option of the Company, in whole or in part, at 112.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with the net cash proceeds of one or more Equity Offerings, provided that at least 80% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after each such redemption.

CHANGE OF CONTROL

         Upon the occurrence of a Change of Control the Company is required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. There can be no assurance, however, that the Company will have sufficient funds with which to purchase the Notes at that time, and certain provisions of the Company's other debt agreements may further limit the Company's ability to make such purchases.

         A "Change of Control" shall be deemed to occur if (i) any person or group becomes the beneficial owner of 50% or more of the total voting power of all classes of the Voting Stock of the Company or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis, (ii) the sale, lease, conveyance or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall have occurred,
(iii) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company, (iv) the Company consolidates with or merges into another Person or any Person merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors cease for any reason to constitute a majority of the Company's Board of Directors then in office, excluding directors elected by JEDI or its affiliates.

COVENANTS

         The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to (i) incur additional Indebtedness (as described more particularly below), (ii) pay dividends or make other distributions with respect to Capital Stock or Redeemable Stock or purchase, redeem or retire Capital Stock or Redeemable Stock or make other Restricted Payments (as described more particularly below),
(iii) enter into certain transactions with Affiliates, (iv) create certain Liens, (v) enter into certain consolidations, mergers and transfers of assets,
(vi) issue any Capital Stock of a Restricted Subsidiary or permit any Person other than the Company or a Wholly Owned Restricted Subsidiary to own such stock, (vii) permit any Restricted Subsidiaries to suffer to exist certain types of restrictions on the ability of Restricted Subsidiaries to pay dividends and make other transfers of assets to the Company and other Restricted Subsidiaries and (viii) dispose of the proceeds of certain Asset Sales.

         Pursuant to the covenant limiting the incurrence of Indebtedness, neither the Company nor its Restricted Subsidiaries may incur Indebtedness other than Permitted Indebtedness unless, after giving pro forma effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, (i) no Default or Event of Default would occur as a consequence of or be continuing following, such Incurrence and application and (ii) the Consolidated Interest Coverage Ratio would exceed (1) 2.25 to 1.0 if such Incurrence is between the Issue Date and July 1, 1999 and (2) 2.50 to 1.0 if such Incurrence is thereafter.





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         Pursuant to the covenant limiting Restricted Payments, neither the
Company nor the Restricted Subsidiaries may make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment, (i) any Default or Event of Default would have occurred and be continuing, (ii) the Company could not incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Indenture or (iii) the aggregate amount expended or declared for all Restricted Payments from the Issue Date would exceed the sum (without duplication) of the following:

                 (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on the last day of the fiscal quarter immediately preceding the Issue Date, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

                 (B) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company on or after the Issue Date from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or any options, warrants or rights to purchase Capital Stock of the Company, plus

                 (C) the aggregate net cash proceeds or the Fair Market Value of Property other than cash received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

                 (D) the aggregate net cash proceeds received by the Company upon the exercise of any options, warrants or rights to purchase shares of Capital Stock of the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

                 (E) the aggregate net cash proceeds received on or after the Issue Date by the Company from the issuance or sale (other than to any Subsidiary of the Company) of convertible debt or convertible Redeemable Stock that has been converted into or exchanged for Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus

                 (F) to the extent not otherwise included in the Company's Consolidated Net Income, an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (1) payments of interest on debt, dividends, repayments of loans or advances or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary, and in an amount not to exceed the book value of such Investments previously made in such Person that were treated as Restricted Payments, or (2) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of (x) the book value of all Investments previously made in such Unrestricted Subsidiary that were treated as a Restricted Payments and (y) the Fair Market Value of such Unrestricted Subsidiary.

EVENTS OF DEFAULT

         The following are Events of Default under the Indenture with respect to the Notes: (i) failure to pay any interest on the Notes when due, continued for 30 days; (ii) failure to pay principal of (or premium or Liquidated Damages, if any, on) the Notes when due; (iii) failure to perform or comply with the covenants limiting merger, consolidations and sales of substantially all assets; (iv) failure to perform any other covenant of the Company or any Subsidiary Guarantor in the Indenture, continued for 30 days after written notice as provided in the Indenture; (v) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Notes) or any Restricted Subsidiary for money borrowed





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
when due (whether resulting from maturity, acceleration, mandatory redemption or otherwise), or any other default causing acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $5.0 million; (vi) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $5.0 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; (vii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Restricted Subsidiary; or (viii) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

         The Indenture provides that if an Event of Default (other than an Event of Default described in clause (vii) above) with respect to the Notes at the time outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice as provided in the Indenture may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clause (vii) above with respect to the Notes at the time outstanding shall occur, the principal amount of all the Notes will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

         No Holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of Notes for the enforcement of payment of the principal of or any premium or interest on such Notes on or after the applicable due date specified in such Notes.

MODIFICATION OF THE INDENTURE; WAIVER

         The Indenture provides that modifications and amendments of the Indenture may be made by the Company, the Subsidiary Guarantors and the Trustee without the consent of any Holders of Notes in certain limited circumstances, including (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole and certain other events specified in the covenants limiting mergers, consolidations and sales of substantially all assets, (iii) to provide for uncertificated Notes in





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
addition to or in place of certificated Notes, (iv) to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (v) to make any change that does not adversely affect the rights of any Holder of Notes in any material respect, (vi) to add or remove Subsidiary Guarantors pursuant to the procedure set forth in the Indenture and (vii) certain other modifications and amendments as set forth in the Indenture.

         The Indenture contains provisions permitting the Company, the Subsidiary Guarantors and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, to execute supplemental indentures or amendments adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Notes, except that no such supplemental indenture, amendment or waiver may, without the consent of all the Holders of outstanding Notes, among other things, (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or change the time for payment of interest on any Notes,
(iii) change the currency in which any amount due in respect of the Notes is payable, (iv) reduce the principal of or any premium on or change the Stated Maturity of any Notes or alter the redemption or repurchase provisions with respect thereto, (v) reduce the relative ranking of any Notes, (vi) release any security that may have been granted to the Trustee in respect of the Notes (except as contemplated in the documents under which such security was granted to the Trustee) or (vii) make certain other significant amendments or modifications as specified in the Indenture.

         The Holders of at least a majority in principal amount of the outstanding Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of at least a majority in principal amount of the outstanding Notes may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holders of each outstanding Note.

TRANSFER RESTRICTIONS

         The Notes have not been registered under the Securities Act, or under any state securities laws and are subject to certain restrictions on transfer. The Exchange Notes (defined below) registered pursuant to an effective registration statement generally will be freely transferable.

PORTAL LISTING

         The Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) Market of the National Association of Securities Dealers, Inc.

EXCHANGE OFFER; REGISTRATION RIGHTS

         The Company and the Subsidiary Guarantors have agreed to use their reasonable best efforts to file on or before September 5, 1998, a registration statement (the "Exchange Offer Registration Statement") relating to an exchange offer (the "Exchange Offer") pursuant to which another series of unsecured debt securities of the Company (the "Exchange Notes") with substantially the same terms as the Notes will be offered in exchange for the then outstanding Notes tendered at the option of the holders thereof and to use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter, but in no event later than November 4, 1998. In the event that the applicable law or interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, the Company will use its reasonable best efforts to cause to become effective a shelf registration statement with respect to the resale of the Notes and to keep such resale registration statement effective for a period of up to two years. If such exchange offer or shelf registration statement is not filed or is not declared effective, or if such exchange offer is not consummated, within the time periods set forth herein, Liquidated Damages will accrue and be payable on the Notes until such registration or consummation.





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                           PRIVATE EQUITY PLACEMENTS

GENERAL

         Pursuant to the Private Equity Placements, the Company raised $25 million of equity on July 8, 1998 and an additional $7.5 million on July 20, 1998. Pursuant to the Securities Purchase Agreement, dated as of June 25, 1998, among the Company and the buyers signatory thereto (the "Buyers"), as amended and restated pursuant to the Amended and Restated Securities Purchase Agreement dated as of July 8, 1998 (as amended and restated, the "Purchase Agreement"), the Company issued (i) 2,357,144 shares of the Company's Common Stock on July 8, 1998 and issued an additional 1,071,430 shares of the Company's Common Stock on July 20, 1998 to the Buyers (the "Common Shares"),
(ii) certain repricing rights (the "Repricing Rights") to acquire additional shares of Common Stock (the "Repricing Common Shares") and (iii) warrants (the "Warrants") to purchase an aggregate of up to 605,000 shares of Common Stock (the "Warrant Common Shares"). The aggregate gross consideration for the issuances was $24 million, $16.5 million of which was received by the Company on July 8, 1998 and $7.5 million of which was received by the Company on July 20, 1998. The Company also agreed to register for resale the Common Shares, Repricing Common Shares and Warrant Common Shares pursuant to the terms of a registration rights agreement (the "Registration Rights Agreement"). Initially capitalized terms used but not defined in this section "Private Equity Placement" have the meanings ascribed to such terms in the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

         On July 8, 1998, Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), exercised certain warrants to acquire an aggregate of 980,935 shares of Common Stock for an aggregate exercise price of approximately $3.3 million and exercised certain antidilution rights to purchase 693,301 shares of the Company's Common Stock for an aggregate purchase price of $1.67 million. A second holder of warrants exercised warrants on July 8, 1998 to acquire an aggregate of 1,400,000 shares of Common Stock. The Company received approximately $3.5 million for the exercise of these warrants.

REPRICING RIGHTS

         Pursuant to the Purchase Agreement, each of the Buyers (or their permitted assignees or successors) may exercise its Repricing Rights and acquire shares of Common Stock in accordance with the following formula (the "Repricing Rate"):

                      (Repricing Price -- Market Price)
                ---------------------------------------------
                                Market Price

         The "Repricing Price" means, (i) during the period beginning on and including the date which is 121 days after the Closing Date and ending on and including the date which is 150 days after the Closing Date, 124% of the Purchase Price, (ii) during the period beginning on and including the date which is 151 days after the Closing Date and ending on and including the date which is 180 days after the Closing Date, 125% of the Purchase Price, (iii) during the period beginning on and including the date which is 181 days after the Closing Date and ending on and including the date which is 210 days after the Closing Date, 126% of the Purchase Price, (iv) during the period beginning on and including the date which is 211 days after the Closing Date and ending on and including the date which is 240 days after the Closing Date, 127% of the Purchase Price and (v) after the date which is 240 days after the Closing Date, 128% of the Purchase Price.

         The "Market Price" means, as of any date of determination, the lowest closing bid price during the fifteen consecutive trading days immediately preceding such date of determination.





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         The Repricing Rate is multiplied by the number of Common Shares the
Buyer has chosen to reprice in order to determine the number of shares to be issued to the Buyer.

         If the Company fails to issue a stock certificate for the number of shares of Common Stock to which the holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon such holder's exercise of the Repricing Rights within three trading days after the Company's or the transfer agent's receipt of the exercise notice, the Company shall pay damages to such holder on each day after the third trading day that such exercise is not effected. The amount of damages shall equal 0.5% of the product of (i) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and (ii) the closing bid price of the Common Stock on the last possible date which the Company could have issued such Common Stock without violating its delivery requirements. In addition, if the Buyer to whom the Company has failed to timely deliver the shares is forced to purchase other outstanding shares of Common Stock of the Company in order to cover a sale order by such Buyer (a "Buy-In"), then the Company will be required to pay to such Buyer the positive difference between the price at which the Buyer bought its covering shares and the sale price in respect of the shares sold by it.

         The right of a holder of Repricing Rights to exercise such Repricing Rights is limited as set forth below.

                 (i) Without the prior written consent of the Company, a holder of Repricing Rights shall not be entitled to exercise an aggregate number of Repricing Rights in excess of the number of Repricing Rights which when divided by the number of Repricing Rights purchased by such holder would exceed (A) 0.00 for the period beginning on July 8, 1998 and ending on and including the 120th day thereafter, (B) 0.25 for the period beginning on the 121st day after July 8, 1998 and ending on and including the 150th day after July 8, 1998, (C) 0.50 for the period beginning on and including the 151st day after July 8, 1998 and ending on and including the 180th day after July 8, 1998, (D) 0.75 for the period beginning on the 181st day after July 8, 1998 and ending on and including the 210th day after July 8, 1998, and (E) 1.00 for the period beginning on and including the 211th day after July 8, 1998. This exercise restriction shall cease to apply if a Major Transaction (as defined below) or Triggering Event (as defined below) shall have occurred or been publicly announced or if a registration statement meeting the requirements of the Registration Rights Agreement shall not have been declared effective by the 120th day after July 8, 1998.

                 (ii) As more fully described in the Purchase Agreement, a holder of Repricing Rights shall not be entitled to exercise Repricing Rights in excess of that number of Repricing Rights which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding number of shares of the Common Stock following such exercise. Such restriction is waivable by a holder upon at least 61 days notice. In addition, as more fully described in the Purchase Agreement, a holder of Repricing Rights shall not be entitled to exercise Repricing Rights in excess of that number of Repricing Rights which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 9.99% of the outstanding number of shares of the Common Stock following such exercise. Such restriction is waivable by a holder upon at least 61 days notice.

         In addition to the exercise restrictions, a Buyer's right to exercise its Repricing Right terminates automatically on the earlier of (i) if the Initial Common Share with respect to which such Repricing Right was acquired is sold prior to the date which is 121 days after the date on which such Repricing Right was acquired, (ii) if the Initial Common Share with respect to which such Repricing Right was acquired is sold on or after the date which is 121 days after the Closing Date on which such Repricing Right was acquired at a price equal to or greater than the Repricing Price in effect on the date of such sale, (iii) on the date immediately following the date which is one year after the date of the sale of the Initial Common Share





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
with respect to which such Repricing Right was acquired and (iv) if the Buyer elects to terminate the Repricing Right in lieu of the Company repurchasing such Buyer's related Initial Common Share.

COMPANY REPURCHASE RIGHTS

         Pursuant to the Purchase Agreement, the Company may elect to repurchase Repricing Rights exercised in lieu of issuing Repricing Common Shares upon such exercise if the average closing bid price of the Common Stock for the five day trading period immediately preceding the exercise date of the Repricing Rights is not greater than $5.30. The repurchase price per Repricing Right shall be equal to the product of (i) the Repricing Rate of the Repricing Right on the exercise date and (ii) the last reported sale price of the Common Stock on the exercise date.

         The Company may also elect to repurchase any or all of the Common Shares issued to the Buyers and the Repricing Rights associated with such Common Shares at any time prior to the Repricing Rights being exercised. The repurchase price per Repricing Right shall be an amount per Common Share and associated Repricing Right equal to (i) 119% of the Purchase Price, if the repurchase date is prior to the date which is 120 days after the Closing Date and (ii) 128% of the Purchase Price, if the repurchase date is on or after the date which is 120 days after the Closing Date.

HOLDER PUT RIGHTS

         Pursuant to the Purchase Agreement, each holder of Common Shares or Repricing Rights, has the right to require the Company to repurchase all or a portion of such holder's Common Shares or Repricing Rights upon the occurrence of a Major Transaction or a Triggering Event. The repurchase price is equal to
(i) for each Common Share with an associated Repricing Right, the greater of
(A) 130% of the Purchase Price and (B) the sum of (i) the Purchase Price and
(ii) the product of (x) the Repricing Rate of the Repricing Right on the date of such holder's delivery of a notice of repurchase and (y) the last reported sale price of the Common Stock on the delivery date of a notice of repurchase,
(ii) for each Repricing Right without the associated Common Share, the product of (A) the Repricing Rate of the Repricing Right on the date such holder's delivery of a notice of repurchase and (B) the last reported sale price of the Common Stock on the date of such holder's delivery of notice of repurchase and
(iii) for each Common Share without an associated Repricing Right, 130% of the Purchase Price.

         A "Major Transaction" is deemed to have occurred at such time as any of the following events:

                 (i) the consolidation, merger or other business combination of the Company with or into another person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such surviving entity or entities, or
         (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

                 (ii) the sale or transfer of all or substantially all of the Company's assets; or

                 (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 40% of the outstanding shares of Common Stock.

         A "Triggering Event" is deemed to have occurred at such time as any of the following events:

                 (i) a registration statement in respect of the resale of the Common Shares, Repricing Common Shares and Warrant Common Shares (the "Resale Registration Statement") has not been deemed effective by the Commission on or prior to the 210th day after the Closing Date;

                 (ii) the effectiveness of the Resale Registration Statement lapses for any reason or is unavailable for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten trading days in aggregate (excluding any "blackout" periods permitted by the terms of the Registration Rights Agreement);

                 (iii) the Common Stock is suspended from listing or is delisted from The Nasdaq SmallCap Market or on any subsequent market for a period of five consecutive days, unless such delisting is due to the Company having the Common Stock relisted on a subsequent market within such five day period;

                 (iv) the Company notifies any holder of Repricing Rights, including by way of public announcement, at any time, of its intention not to comply or inability to comply with proper requests for exercise of any Repricing Rights into shares of Common Stock;

                 (v) the Company fails to deliver shares of Common Stock pursuant to the exercise of Repricing Rights within ten days of an exercise date or to pay the amount due in respect of a Buy-In within ten days after notice of such Buy-In is delivered to the Company;

                 (vi) the Company is not required to issue any Repricing Common Shares pursuant to the exercise of Repricing Rights due to certain restrictions imposed under the rules and regulations of The Nasdaq Stock Market or the Company is otherwise unable to issue shares of Common Stock upon delivery of an exercise notice for any reason;

                 (vii) if stockholder approval of the issuance of the securities is required, the Company's stockholders fail to approve the issuance of the shares of Common Stock upon the exercise of Repricing Rights within 135 days of a Proxy Statement Trigger Date (as defined in the Purchase Agreement);

                 (viii) the Company breaches any representation, warranty, covenant or other material term or condition of the Purchase Agreement, the Warrants, the Registration Rights Agreement or the irrevocable transfer agent instructions or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, and such breach, if curable, continues for a period of at least ten days after written notice thereof to the Company; or

                 (ix) a voluntary or involuntary case or proceeding is commenced by or against the Company or a subsidiary under any applicable federal or state bankruptcy, insolvency, reorganization or other similar proceeding (excluding any involuntary proceeding that is dismissed within thirty days of the filing thereof).

         At any time after receipt of a notice from the Company that a Major Transaction is to occur (or, in the event a notice is not delivered at least ten days prior to a Major Transaction), any holder of Common Shares, Repricing Common Shares or Repricing Rights then outstanding may require the Company to repurchase all or a portion of the holder's Common Shares, Repricing Common Shares or Repricing Rights. At any time after the earlier of a holder's receipt of a notice from the Company that a Triggering Event has occurred and such holder becoming aware of a Triggering Event, but in no event later than fifteen business days after a holder's receipt of such notice, any holder of Common Shares, Repricing Common Shares or Repricing Rights then outstanding may require the Company to repurchase all or a portion of the holder's Common Shares, Repricing Common Shares or Repricing Rights. The repurchase price upon the occurrence of a Major Transaction or a Triggering Event is equal to (i) for each Common Share with an associated Repricing Right, the greater of (A) 130% of the Purchase Price and (B) the sum of (I) the Purchase Price and (II) the product of (x) the Repricing Rate of the Repricing Right on the date of such holder's delivery of notice of repurchase and (y) the last reported sale price of the

Common Stock on the date of such holder's delivery of a notice of repurchase,
(ii) for each Repricing Right without the associated Common Share, the product of (x) the Repricing Rate of the Repricing Right on the date of such holder's delivery of a notice to repurchase and (y) the last reported sale price of the Common Stock on the date of such holder's delivery of notice of repurchase and
(iii) for each Common Share without an associated Repricing Right, 130% of the Purchase Price.

         The Company shall deliver the applicable repurchase price, in the case of a repurchase pursuant to the occurrence of a Triggering Event, to such holder within five business days after the Company's receipt of a notice of repurchase from the holder and, in the case of a repurchase pursuant to the occurrence of a Major Transaction, the Company shall deliver the applicable repurchase price immediately prior to the consummation of the Major Transaction; provided that if Common Shares are being repurchased, the holder's stock certificates shall have been delivered to the Company; provided further that if the Company is unable to repurchase all of the Common Shares or the Repricing Rights to be repurchased, the Company shall repurchase an amount from each holder on a pro rata basis.

OTHER TERMS OF THE PURCHASE AGREEMENT

         The Purchase Agreement contains customary representations and warranties of the Company for transactions of this type.

         Pursuant to the Purchase Agreement, the Company has agreed, among other things, to abide by certain limitations on the Company's ability to raise equity (the "Capital Raising Limitation"). The Capital Raising Limitation prohibits the Company and its subsidiaries from negotiating with any party for any equity financing or issue any equity securities of the Company or any subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any subsidiary during the period beginning on July 8, 1998 and ending on and including the 365th day after the Closing Date unless it first delivers a written notice of the future offering to each Buyer and provides each Buyer an option to purchase up to its pro rata portion of the shares to be offered in the future offering.

         In addition, on or before November 4, 1998, the Company must provide stockholders of the Company with a proxy statement relating to the next meeting of stockholders of the Company, which meeting shall be not later than 60 days after November 4, 1998, which proxy statement solicits the affirmative vote of the stockholders for approval of the Company's issuance of all of the Securities described in the Purchase Agreement (including the approval of issuances as may be required by the Rules of the Nasdaq Stock Market, Inc.). Certain holders of capital stock having voting power aggregating over 50% of the total current outstanding voting capital stock have executed a letter agreement agreeing to vote in favor of the issuance. If the Company fails to hold the meeting by the deadline described above, then the Company shall pay to each Buyer an amount in cash equal to the product of (i) the aggregate Purchase Price paid by such Buyer multiplied by (ii) .025; multiplied by (iii) the quotient of (x) the number of days after the deadline that a meeting is not held, divided by (y) 30.

WARRANTS

         Pursuant to the Purchase Agreement, on July 8, 1998 the Company issued the Warrants to the Buyers. The Warrants are exercisable for three years commencing July 8, 1998. The Warrants are exercisable for an aggregate of up to 925,000 shares of Common Stock at an exercise price equal to 110% of the Purchase Price. The Warrants provide for customary adjustments to the exercise price and number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits, combinations and mergers. The Warrants also include customary provisions with respect to, among other things, transfer of the Warrants, mutilated or lost warrant certificates, and notices to holder(s) of the Warrants.

REGISTRATION RIGHTS AGREEMENT

         At the time of sale, none of the Common Shares, the Repricing Common Shares or the Warrant Common Shares will be registered under the Securities Act and therefore, will be, when issued, "restricted securities." Effective July 8, 1998, the Company entered into a Registration Rights Agreement with the Buyers pursuant to which the Buyers are entitled to certain rights with respect to the registration under the Securities Act of the Common Shares, the Repricing Common Shares and the Warrant Common Shares (the "Registrable Securities").

         Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement on Form S-3 on or before September 5, 1998, covering the resale of all of the Registrable Securities. The Company is required to use its best efforts to cause such registration statement to become effective as soon as practicable following the filing thereof; but in no event later than the earlier of (i) November 4, 1998 and (ii) the fifth day after the Company learns that the Commission will not review the registration statement or that the Commission has no further comments on the registration statement. If the registration statement does not become effective by this date, then the Company is required to make cash payments to the holders of the Registrable Securities equal to 2.0% of the aggregate Purchase Price paid by each holder on the first day of each month during the default. The Registration Rights Agreement also provides for unlimited piggyback registration rights prior to the expiration of the registration period for the Registrable Securities. The Company generally bears the expense of any registration statement, while selling holders generally bear selling expenses such as underwriting fees and discounts. The Registration Rights Agreement also includes customary indemnification provisions. In addition, under the Purchase Agreement, the Company cannot file a registration statement (other than a registration statement filed pursuant to the Registration Rights Agreement, a registration statement filed pursuant to a demand registration right or a registration statement on Form S-8) covering the sale or resale of shares of Common Stock with the Securities and Exchange Commission beginning on July 8, 1998 and ending on the 60th trading day after the date that the registration statement filed on behalf of the holders has been declared effective by the Securities and Exchange Commission.

PLACEMENT AGENTS

         The Company paid $1.8 million cash and issued warrants to purchase 480,000 shares of the Company's Common Stock in consideration for Jesup & Lamont Securities Corp., Phillip Louis Trading Co., Inc. and Laidlaw & Co. acting as the placement agents in connection with the Private Equity Placements to the Buyers.


ITEM 7.  EXHIBITS.

         1.1 Purchase Agreement dated June 30, 1998 among Queen Sand Resources, Inc., a Delaware corporation (the "Company"), Nesbitt Burns Securities Inc., CIBC Oppenheimer Corp. and Societe Generale Securities Corporation, previously filed as an Exhibit to this Current Report on Form 8-K.

         4.1 Indenture dated as of July 8, 1998 among the Company, Queen Sand Resources, Inc., a Nevada corporation ("QSR-N"), Northland Operating Co., a Nevada corporation ("Northland"), Corrida Resources, Inc., a Nevada corporation ("Corrida"), and Harris Trust and Savings Bank, previously filed as an Exhibit to this Current Report on Form 8-K.

         4.2 Form of Warrant dated as of July 8, 1998 for the purchase of shares of Common Stock issued by the Company to the persons named on Schedule A, previously filed as an Exhibit to this Current Report on Form 8-K.

         10.1 Amended and Restated Securities Purchase Agreement dated as of July 8, 1998 among Queen Sand Resources, Inc. and the buyers signatory thereto, previously filed as an Exhibit to this Current Report on Form 8-K.

         10.2 Registration Rights Agreement dated as of July 8, 1998 among the Company, QSR-N, Northland, Corrida, Nesbitt Burns Securities, Inc., CIBC Oppenheimer Corp. and Societe Generale Securities Corporation, previously filed as an Exhibit to this Current Report on Form 8-K.

         10.3 Registration Rights Agreement dated as of July 8, 1998 among the Company and the buyers signatory thereto, previously filed as an Exhibit to this Current Report on Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    QUEEN SAND RESOURCES, INC.



Date:   September 4, 1998           By:          /s/   ROBERT P. LINDSAY
                                               ---------------------------------
                                    Name:      Robert P. Lindsay
                                    Title:     Chief Operating Officer and
                                                 Executive Vice President